Exhibit 10.2

ELEVENTH AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$20,000,000Keego Harbor, Michigan

May 16, 2018

FOR VALUE RECEIVED, ZIVO BIOSCIENCE, INC., a Nevada corporation (“Borrower”), whose address is 2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320, promises to pay to the order of HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), whose address is 2804 Orchard Lake Road, Suite 205, Keego Harbor, Michigan 48320, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of up to Twenty Million Dollars ($20,000,000), or such lesser sum as shall have been advanced by Lender to Borrower under the loan agreement hereinafter described, together with interest as provided herein, in accordance with the terms of this Eleventh Amended and Restated Senior Secured Convertible Promissory Note (this “Note”).

In accordance with the terms of that certain Loan Agreement, dated as of December 1, 2011, by and between Lender and Borrower (as amended or restated from time to time, the “Loan Agreement”), Lender intends to loan to the Borrower up to Twenty Million Dollars ($20,000,000). All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time but not less than quarterly, Lender shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. Lender and Borrower acknowledge and agree that, as of April 24, 2018, the total outstanding indebtedness under this Note was $16,911,839.16, and related interest accrued through April 24, 2018 of $1,898,726.69.

1.Payment. The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month at a rate of eleven percent (11%) per annum (the “Effective Rate”). Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate equal to the lesser of five percent (5%) over the Effective Rate or the highest rate allowed by applicable law. The indebtedness represented by this Note shall be paid to Lender on April 1, 2019 and, if not sooner converted in accordance with the terms of this Note, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full on April 1, 2019 (the “Due Date”).

2.Pre-payment Premium. Borrower may prepay the principal balance of this Note, in whole or in part, plus all accrued interest then outstanding upon sixty (60) days prior written notice to Lender; provided, however, there shall be a pre-payment premium of five (5%) percent of each amount prepaid at any time during the term of this Note.

3.Use of Proceeds. The funds advanced pursuant to this Note shall be used by Borrower for working capital.

4.Conversion Right and Funding Provisions.

(a)At Lender’s option, at any time prior to the repayment in full of this Note, all or any portion of the outstanding indebtedness of this Note (including accrued and unpaid interest) may be converted into validly issued and fully paid shares of common stock of Borrower (“Shares”) at the conversion rate of $0.10 per share (as appropriately adjusted by any stock split, stock combination or other corporate recapitalization affecting such common stock occurring after the date hereof).

(b)Upon conversion of this Note as provided herein, (i) the portion of this Note so converted shall be deemed cancelled and shall be converted into the Shares as specified above; (ii) Lender, by acceptance of this Note, agrees to deliver the executed original of this Note to Borrower within ten (10) days of the conversion of the entire outstanding indebtedness of this Note and to execute such documents as are necessary to document the issuance of the Shares and to comply with applicable securities laws; and (iii) as soon as practicable after Borrower’s receipt of the documents referenced above, Borrower shall issue and deliver to Lender (or its designee) stock certificates evidencing the Shares (or confirmation that the Shares are held by Lender (or its designee) in book entry form on the books and records of Borrower’s transfer agent) and Borrower shall deliver to Lender a promissory note (in the form of this Note) reflecting the balance of the outstanding indebtedness under this Note.

5.Default. Each of the following constitutes an “Event of Default” under this Note:

(a)Borrower’s failure to pay the outstanding indebtedness of this Note within ten (10) days of the date on which such payment is due hereunder, whether at maturity or otherwise;

(b)Borrower’s breach of or failure to perform or observe any covenant, condition or agreement contained in this Note, the Loan Agreement or the Security Agreement (defined below), which breach or failure continues unremedied for a period of thirty (30) calendar days after receipt by Borrower of written notice specifying the nature of the default. Notwithstanding the foregoing, Borrower shall not be in default under this subsection (b) with respect to any non-monetary breach that can be cured by the performance of affirmative acts if Borrower promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion within a period of forty-five (45) calendar days after receipt by Borrower of written notice specifying the nature of the default;

(c)Borrower files a voluntary petition in bankruptcy;

(d)Borrower makes a general assignment for the benefit of its creditors or Borrower’s creditors file against Borrower any involuntary petition under any bankruptcy or insolvency law that is not dismissed within ninety (90) days after it is filed;

(e)Any court appoints a receiver to take possession of substantially all of Borrower’s assets and such receivership is not terminated within ninety (90) days after its appointment; or

(f)Lender reasonably deems itself insecure with respect to the indebtedness under this Note.

Upon the occurrence and during the continuance of an Event of Default, at the election of Lender, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full.

6.Security. This Note is secured by all of the assets of Borrower pursuant to that certain Security Agreement, dated as of December 1, 2011 (the “Security Agreement”), and that certain Patent, Copyright, License and Trademark Security Agreement, dated as of December 2, 2011.

7.Waivers. Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

8.Usury. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate. The term “Maximum Rate” shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

9.Miscellaneous.

(a)All modifications, consents, amendments or waivers of any provision of any this Note shall be effective only if in writing and signed by Lender and then shall be effective only in the specific instance and for the limited purpose for which given.

(b)All communications provided in this Note shall be personally delivered or mailed, postage prepaid, by registered or certified mail, return receipt requested, to the addresses set forth at the beginning of this Note or such other addresses as Borrower or Lender may indicate by written notice.

(c)The headings used in this Note are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Note.

(d)This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that neither party may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Note.

(e)This Note shall be construed and enforced in accordance with the laws of the State of Michigan. All actions arising out of or relating to this Note shall be heard and determined exclusively by any state or federal court with jurisdiction in the Eastern District of the State of Michigan. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

(f)This Note is intended to amend and restate, and is not intended to be in substitution for or a novation of, that certain Senior Secured Convertible Promissory Note, dated December 1, 2011, executed and delivered by Borrower in favor of Lender in the original principal amount of $2,000,000, as previously amended and restated (the “Original Note”). This Note shall continue to be secured by the security instruments and UCC statements executed and filed with the Original Note, and otherwise as set forth in the loan documentation executed in connection with the Original Note.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed this Tenth Amended and Restated Senior Secured Convertible Promissory Note as of the day and year first written above.

BORROWER:

ZIVO BIOSCIENCE, INC.

By: /s/ Philip M. Rice II

Name: Philip M. Rice II

Its: Chief Financial Officer